Exhibit 4.18

                                                            EXECUTION VERSION

                          REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of January 31, 2003 by and among (i) EP MedSystems, Inc., a New Jersey corporation (the "Company"), (ii) each purchaser of Common Stock (as defined below) and Warrants (as defined below) pursuant to the Stock Purchase Agreement (as defined below) (collectively, the "Initial Investors" and each individually, an "Initial Investor"), and (iii) each person or entity that subsequently becomes a party to this Agreement pursuant to, and in accordance with, the provisions of Section 12 hereof (each an "Investor Permitted Transferee" and collectively, the "Investor Permitted Transferees");

         WHEREAS, the Company has agreed to issue and sell to the Initial Investors, and the Initial Investors have agreed to purchase from the Company: up to an aggregate of 3,000,000 shares (the "Purchased Shares") of the Company's common stock, no par value, $0.001 stated value per share (the "Common Stock") and (ii) Warrants ("Warrants") to purchase an aggregate of up to 1,200,000 shares of Common Stock (the "Warrant Shares"), all upon the terms and conditions set forth in that certain Common Stock and Warrant Purchase Agreement, dated of even date herewith, between the Company and the Initial Investors (the "Stock Purchase Agreement");

         WHEREAS, each Initial Investor shall be listed on Exhibit A hereto, as such Exhibit shall be amended as a result of each Additional Closing (as defined in the Stock Purchase Agreement); and

         WHEREAS, the terms of the Stock Purchase Agreement provide that it shall be a condition precedent to the closing of the transactions thereunder, for the Company and the Initial Investors to execute and deliver this Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

1. Definitions. The following terms shall have the meanings provided therefor below or elsewhere in this Agreement as described below:

                  "Board" shall mean the board of directors of the Company.

                  "Closing" shall have the meaning ascribed to such term in the Stock Purchase Agreement.

                  "Closing Date" shall have the meaning ascribed to such term in the Stock Purchase Agreement.

                  "Effectiveness Deadline" shall be ninety (90) days after the Filing Date Deadline.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

                  "Filing Date Deadline" shall be thirty (30) business days after the Closing Date.

                  "Investors" shall mean, collectively, the Initial Investors and the Investor Permitted Transferees; provided, however, that the term "Investors" shall not include any of the Initial Investors or any of the Investor Permitted Transferees that ceases to own or hold any Purchased Shares.

                  "Majority Holders" shall mean, at the relevant time of reference thereto, those Investors holding and/or having the right to acquire, as the case may be, more than fifty percent (50%) of the Registrable Shares held by all of the Investors.

                  "NASD" shall mean the National Association of Securities Dealers, Inc.

                  "Person" shall mean an individual, corporation, company, partnership, firm, association, joint venture, trust, unincorporated organization, government, governmental body, agency, political subdivision or other entity.

                   "Qualifying Holder" shall have the meaning ascribed thereto in Section 12 hereof.

                  "Registrable Shares" shall mean (i) the Purchased Shares, (ii) the Warrant Shares and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution (including a stock split or reverse stock split) with respect to, or in exchange for, or in replacement of, the shares referenced in (i) or (ii) above after the Closing and prior to the date upon which the Registration Statement is declared effective by the SEC; provided, however, such term shall not, after the Mandatory Registration Termination Date, include any of the Purchased Shares that become or have become eligible for resale pursuant to subsection (k) of Rule 144.

                  "Rule 144" shall mean Rule 144 promulgated under the Securities Act and any successor or substitute rule, law or provision.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

2. Effectiveness; Termination. This Agreement shall become effective and legally binding only if the Closing occurs. This Agreement shall terminate and be of no further force or effect, automatically and without any action being required of any party hereto, upon the termination of the Stock Purchase Agreement pursuant to Section 7 thereof. Nothing contained herein or in any agreement or document relating to this transaction, and no action taken by any Investor, shall be deemed to constitute the Investors as, or to create any presumption that the Investors are in any way acting in concert or as, a group with respect to the obligations or transaction hereunder. Each Investor shall be entitled to independently protect and enforce its rights hereunder.

3.   Registration.

(a) Within thirty (30) business days after the Closing Date, the Company shall prepare and file with the SEC a registration statement on Form S-3 for the purpose of registering under the Securities Act all of the Registrable Shares for resale by, and for the account of, the Investors as selling stockholders thereunder (the "Registration Statement"). The Registration Statement shall permit the Investors to offer and sell, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, any or all of the Registrable Shares. The Company shall be required to keep the Registration Statement effective until such date that is the earlier of (i) the date when all of the Registrable Shares registered thereunder shall have been sold or (ii) the date on which all of the Registrable Shares may be immediately sold without restriction (including, without any limitation, as to volume or manner of sale by each Investor) and without registration under the Securities Act (the "Mandatory Registration Termination Date"). Thereafter, the Company shall be entitled to withdraw the Registration Statement and the Investors shall have no further right to offer or sell any of the Registrable Shares pursuant to the Registration Statement (or any prospectus relating thereto).

(b) Unless otherwise agreed to by the Company, the offer and sale of the Registrable Shares pursuant to the Registration Statement shall not be underwritten.

(c) The Company represents and warrants that, as of the date of this Agreement, it meets the requirements for the use of Form S-3 for registration of the resale by the Investors of the Registrable Shares, and it will use its commercially reasonable efforts to continue to meet such requirements during the period in which it takes to have the Registration Statement declared effective.

(d) The Company shall cause all of the Registrable Shares to be listed on The Nasdaq National Market or the Nasdaq SmallCap Market.

(e) This Section 3(e) shall apply to the Company's obligation under Section 3(a) hereof to file the Registration Statement with the SEC and to cause such Registration Statement to become effective. The Company and Initial Investors agree that the Investors will suffer damages if the Registration Statement is not filed on or prior to the Filing Date Deadline and not declared effective by the SEC on or prior to the Effectiveness Deadline. The Company and the Initial Investors further agree that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (i) the Registration Statement is not filed on or prior to the Filing Date Deadline; or (ii) the Registration Statement is not declared effective prior to the Effectiveness Deadline (unless, in each case, an Event results, directly or indirectly, from any act of war or terrorism) (each of the events listed in (i)-(ii) above being referred to as an "Event"), then the Company shall pay to each Initial Investor as liquidated damages for any such failure and not as a penalty (the "Liquidated Damages") an amount equal to 2.0% of the Purchase Price for the Shares paid by such Initial Investor pursuant to the Stock Purchase Agreement (the "Liquidated Damages Amount") for each full thirty (30) day period following the Event until the applicable Event has been cured. In any event, no Liquidated Damages shall accrue after the six (6) month anniversary of the Closing Date. Payments to be made pursuant to this
     Section 3(e) shall be due and payable in immediately available funds or in the form of Common Stock within three days of such payment becoming payable hereunder. The parties agree that the Liquidated Damages represent a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of damages that may be incurred by the Investors if the Registration Statement is not filed on or prior to the Filing Date Deadline or has not been declared effective by the SEC on or prior to the Effectiveness Deadline.

4.   "Piggyback" Registration Rights.

(a) If, at any time after the Mandatory Registration Termination Date, the Company proposes to register any of its Common Stock under the Securities Act, whether as a result of a primary or secondary offering of Common Stock or pursuant to registration rights granted to holders of other securities of the Company (but excluding in all cases any registrations to be effected on Forms S-4 or S-8 or other applicable successor forms), the Company shall, each such time, give to the Investors holding Registrable Shares written notice of its intent to do so. Upon the written request of any such Investor given within 20 days after the giving of any such notice by the Company, the Company shall use reasonable efforts to cause to be included in such registration the Registrable Shares of such selling Investor, to the extent requested to be registered; provided that (1) the number of Registrable Shares proposed to be sold by such selling Investor is equal to at least twenty-five percent (25%) of the total number of Registrable Shares then held by such participating selling Investor, (ii) such selling Investor agrees to sell those of its Registrable Shares to be included in such registration in the same manner and on the same terms and conditions as the other shares of Common Stock which the Company proposes to register and (iii) if the registration is to include shares of Common Stock to be sold for the account of the Company or any party exercising demand registration rights pursuant to any other agreement with the Company, the proposed managing underwriter does not advise the Company that in its opinion the inclusion of such selling Investor's Registrable Shares (without any reduction in the number of shares to be sold for the account of the Company or such party exercising demand registration rights) is likely to affect materially and adversely the success of the offering or the price that would be received for any shares of Common Stock offered, in which case the rights of such selling Investor shall be as provided in
     Section 4(b) hereof.

(b) If a registration pursuant to Section 4(a) hereof involves an underwritten offering and the managing underwriter shall advise the Company in writing that, in its opinion, the number of shares of Common Stock requested by the Investors to be included in such registration is likely to affect materially and adversely the success of the offering or the price that would be received for any shares of Common Stock offered in such offering, then, notwithstanding anything in Section 4(a) to the contrary, the Company shall only be required to include in such registration, to the extent of the number of shares of Common Stock which the Company is so advised can be sold in such offering, (i) first, the number of shares of Common Stock proposed to be included in such registration for the account of the Company and/or any stockholders of the Company (other than the Investors) that have exercised demand registration rights, in accordance with the priorities, if any, then existing among the Company and/or such stockholders of the Company with registration rights (other than the Investors), and (ii) second, the shares of Common Stock requested to be included in such registration by all other stockholders of the Company who have piggyback registration rights (including, without limitation, the Investors), pro rata among such other stockholders (including, without limitation, the Investors) on the basis of the number of shares of Common Stock that each of them requested to be included in such registration.

(c) In connection with any offering involving an underwriting of shares under this Section 4, the Company shall not be required under Section 4 hereof or otherwise to include the Registrable Shares of any Investor therein unless such Investor accepts and agrees to the terms of the underwriting, which shall be reasonable and customary, as agreed upon between the Company and the underwriters selected by the Company.

5. Obligations of the Company. In connection with the Company's obligation under Section 3 and 4 hereof to file the Registration Statement with the SEC and to use its commercially reasonable efforts to cause the Registration Statement to become effective, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by the Registration Statement; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, or comparable statements under securities or blue sky laws of any jurisdiction, the Company will furnish to one counsel to be designated by the Investors participating in the planned offering (the "Designated Counsel"), copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and reasonable comment of such counsel.

(b) Furnish to the selling Investors such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents (including, without limitation, prospectus amendments and supplements as are prepared by the Company in accordance with Section 5(a) above) as the selling Investors may reasonably request in order to facilitate the disposition of such selling Investors' Registrable Shares.

(c) Promptly notify the selling Investors, at any time when a prospectus relating to the Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in or relating to the Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading; and, thereafter, the Company will promptly prepare (and, when completed, give notice to each selling Investor) a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares pursuant to the Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided that upon such notification by the Company of the foregoing and instructing each selling Investor to cease to offer and sell Registrable Securities, each selling Investor will use it commercially reasonable efforts to cease its offer and sale of Registrable Shares until the Company has notified the selling Investors that it has prepared a supplement or amendment to such prospectus and delivered copies of such supplement or amendment to the selling Investors (it being understood and agreed by the Company that the foregoing proviso shall in no way diminish or otherwise impair the Company's obligation to promptly prepare a prospectus amendment or supplement as above provided in this Section 5(c) and deliver copies of same as above provided in Section 5(b) hereof).

(d) Use commercially reasonable efforts to register and qualify the Registrable Shares covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate in the opinion of the Company and the managing underwriters, if any, or if reasonably requested by the Investors; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions; and provided further that (notwithstanding anything in this Agreement to the contrary with respect to the bearing of expenses) if any jurisdiction in which any of such Registrable Shares shall be qualified shall require that expenses incurred in connection with the qualification therein of any such Registrable Shares be borne by the selling Investors, then the selling Investors shall, to the extent required by such jurisdiction, pay their pro rata share of such qualification expenses.

(e) Promptly notify (i) each selling Investor (A) any time when a registration statement, the prospectus relating thereto or any prospectus supplement related thereto or post effective amendment has been filed, and with respect to the registration statement or any post-effective amendment, when the same has become effective, (B) of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation of any proceedings by any person to such effect, and promptly use all commercially reasonable efforts to obtain the release of such suspension, (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Shares for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose, (D) when a prospectus relating to the registration is required to be delivered under the Securities Act, or (E) of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and (ii) Designated Counsel of any request by the SEC for amendments or supplements to such registration statement or prospectus related thereto or for additional information. If the notification relates to an event described in Section 5(c), the Company shall in accordance with
     Section 5(a), promptly prepare and furnish to each Investor, if any, selling Registrable Shares covered by such registration statement, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading.

(f) Cause all such Registrable Shares registered pursuant to this Agreement to be listed on each securities exchange on which similar securities issued by the Company are then listed, if the listing of such Registrable Shares is then permitted under the rules of such exchange, or if no similar securities are then so listed, to either cause all such Registrable Shares to be listed on a national securities exchange or to secure designation of all such Registrable Shares as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Exchange Act, or failing that, secure NASDAQ authorization for such Registrable Shares.

(g) Provide a transfer agent and registrar for all Registrable Shares registered pursuant to this Agreement and a CUSIP number for all such Registrable Shares, in each case not later than the effective date of such registration and, at the time of the sale of the Registrable Shares pursuant to an effective registration statement or in accordance with
     Section 6.3 of the Stock Purchase Agreement, use commercially reasonable efforts to cause the transfer agent to remove restrictive legends on the securities covered by such registration statement.

(h) Promptly deliver to Designated Counsel copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement, other than those portions of any such memoranda that contain information subject to attorney client privilege with respect to the Company, and, upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by Designated Counsel participating in any disposition to be effected pursuant to such registration statement, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by Designated Counsel in connection with such registration statement.

(i) Use commercially reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement.

(j) Upon written request, furnish to each selling Investor participating in the offering, without charge, at least one (1) conformed copy of the registration statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference).

(k) Comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as reasonably practicable after the effective' date of the registration statement (and in any event within sixteen (16) months thereafter), an earnings statement (which need not be audited) covering the period of at least twelve (12) consecutive months beginning with the first day of the Company's first calendar quarter after the effective date of the registration statement, which earnings shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

6. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement (including, without limitation, to maintain the accuracy of any information previously furnished by Investors for use in the Registration Statement) that the selling Investors shall furnish to the Company such information regarding them and the securities held by them as the Company shall reasonably request and as shall be required by applicable securities laws in order to effect any registration by the Company pursuant to this Agreement.

7. Expenses of Registration. All of the expenses incurred by the Company in connection with the registration of the Registrable Shares pursuant to this Agreement (excluding underwriting, brokerage and other selling commissions and discounts), including without limitation all registration and qualification and filing fees, printing, and fees and disbursements of its counsel and one counsel to the Investors, shall be borne by the Company, whether or not such Registration Statement becomes effective or remains effective for the period contemplated hereby.

8. Delay of Registration. No Investor shall take any action to restrain, enjoin or otherwise delay any registration as the result of any controversy which might arise with respect to the interpretation or implementation of this Agreement.

9.   Indemnification.

(a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Investor, its directors, officers, employees, fiduciaries, members, managers, or general or limited partners (and the directors, officers, employees and stockholders thereof), any broker/dealer acting on behalf of any selling Investor and each officer and director of such selling Investor, such broker/dealer and each person, if any, who controls such selling Investor, or broker/dealer and each person who controls such broker/dealer within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company's prior written consent) to which they may become subject (including the settlement of litigation) under the Securities Act, the Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of any material fact contained in the Registration Statement or in any amendments or supplements to the Registration Statement, any registration statement pursuant to which Registrable Shares are registered pursuant to Section 4 hereof, or any preliminary prospectus or final prospectus relating thereto or any amendments or supplements thereto or any such preliminary prospectus or final prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or any violation or alleged violation by the Company of the Securities Act, the Exchange Act, state securities laws, or otherwise or any rule or regulation promulgated under the Securities Act, the Exchange Act, state securities laws or NASDAQ or (ii) any failure of the Company to fulfill any undertaking included in the Registration Statement, or any registration statement pursuant to which Registrable Shares are registered pursuant to Section 4 hereof; and will reimburse such selling Investor, broker/dealer or such officer, director or controlling person for any expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action (including reasonable expenses of legal counsel); provided, however, that the indemnity agreement contained in this Section 9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission made in connection with the Registration Statement or any registration statement pursuant to which Registrable Shares are registered pursuant to Section 4 hereof, or any preliminary prospectus or final prospectus relating thereto or any amendments or supplements thereto or any such preliminary prospectus or final prospectus, in reliance upon and in conformity with written information furnished expressly for use in connection with the Registration Statement or any such preliminary prospectus or final prospectus by the selling Investors or for them or controlling person with respect to them. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the sale of such Registrable Shares by such selling Investor.

(b) To the extent permitted by law, each selling Investor will severally, and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, or any registration statement pursuant to which Registrable Shares are registered pursuant to Section 4 hereof, each person, if any, who controls the Company within the meaning of the Securities Act, any investment banking firm acting as underwriter for the Company or the selling Investors, or any broker/dealer acting on behalf of the Company or any selling Investor, and all other selling Investors against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person, underwriter, or broker/dealer or such other selling Investor may become subject to, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, or any registration statement pursuant to which Registrable Shares are registered pursuant to Section 4 hereof, or any preliminary prospectus or final prospectus relating thereto or in any amendments or supplements to the Registration Statement or any registration statement pursuant to which Registrable Shares are registered pursuant to Section 4 hereof, or any such preliminary prospectus or final prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent and only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, or any registration statement pursuant to which Registrable Shares are registered pursuant to Section 4 hereof, in any preliminary prospectus or final prospectus relating thereto or in any amendments or supplements to the Registration Statement or any registration statement pursuant to which Registrable Shares are registered pursuant to Section 4 hereof, or any such preliminary prospectus or final prospectus, in reliance upon and in conformity with written information furnished by the selling Investor expressly for use in connection with the Registration Statement; or any preliminary prospectus or final prospectus; and such selling Investor will reimburse any expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter, broker/dealer or other selling Investor in connection with' investigating or defending any such loss, claim, damage, liability or action (including reasonable expenses of legal counsel); provided, however, that the liability of each selling Investor hereunder shall be limited to the proceeds (net of underwriting discounts and commissions, if any) received by such selling Investor from the sale of Registrable Shares covered by the Registration Statement, or any registration statement pursuant to which Registrable Shares are registered pursuant to Section 4 hereof; and provided, further, however, that the indemnity agreement contained in this Section 9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of those selling Investor(s) against which the request for indemnity is being made (which consent shall not be unreasonably withheld). Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and, as relevant, shall survive the sale of such Registrable Shares by any selling Investor.

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume at its expense the defense thereof with counsel mutually satisfactory to the indemnifying parties with the consent of the indemnified party which consent will not be unreasonably withheld, conditioned or delayed. In the event that the indemnifying party assumes any such defense, the indemnified party may participate in such defense with its own counsel and at its own expense; provided, however, that the counsel for the indemnifying party shall act as lead counsel in all matters pertaining to such defense or settlement of such claim and the indemnifying party shall only pay for such indemnified party's expenses for the period prior to the date of its participation on such defense. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 9, but the omission so to notify the indemnifying party will not relieve him of any liability which he may have to any indemnified party otherwise other than under this
     Section 9.

(d) If the indemnification provided for in this Section 9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, claim or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. If, however, the allocation provided in the first sentence of this paragraph is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 9(d). The amount paid or payable in respect of any claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending such loss, claim, damage or liability (including legal expenses reasonably incurred). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this
     Section 9(d) to the contrary, no indemnifying party shall be required pursuant to this Section 9(d) to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of Registrable Shares in the offering to which the loss, claims, damage or liability of the indemnified parties relate, less the amount of any indemnification payment made by such indemnifying party pursuant to Section 9(b).

(e) The obligations of the Company and the selling Investors under this Section 9 shall survive the completion of any offering of Registrable Shares in a Registration Statement, or any registration statement pursuant to which Registrable Shares are registered pursuant to Section 4 hereof, and otherwise.

(f) Notwithstanding anything to the contrary herein, the indemnifying party shall not be entitled to settle any claim, suit or proceeding unless in connection with such settlement the indemnified party receives an unconditional release with respect to the subject matter of such claim, suit or proceeding and such settlement does not contain any admission of fault by the indemnified party.

10. Reports under the Exchange Act. With a view to making available to the Investors the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Investors to sell the Purchased Shares to the public without registration, the Company agrees to use commercially reasonable efforts: (i) to make and keep public information available, as those terms are understood and defined in the General Instructions to Form S-3, or any successor or substitute form, and in Rule 144; (ii) to file with the SEC in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Securities Act or the Exchange Act; (iii) as long as any Investor owns any Purchased Shares, to furnish in writing upon such Investor's request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, and to furnish to such Investor a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing such Investor of any rule or regulation of the SEC permitting the selling of any such Purchased Shares without registration; and (iv) undertake any additional actions reasonably necessary to maintain the availability of the Registration Statement or the use of Rule 144.

11. Deferral and Lock-up. Notwithstanding anything in this Agreement to the contrary, if the Company shall furnish to the selling Investors a certificate signed by the President or Chief Executive Officer of the Company stating that the Board of Directors of the Company has made the good faith determination (i) that continued use by the selling Investors of the Registration Statement, or any registration statement pursuant to which Registrable Shares are registered pursuant to Section 4 hereof, for purposes of effecting offers or sales of Registrable Shares pursuant thereto would require, under the Securities Act, premature disclosure in the Registration Statement, or any registration statement pursuant to which Registrable Shares are registered pursuant to Section 4 hereof (or the prospectus relating thereto) of material, nonpublic information concerning the Company, its business or prospects or any proposed material transaction involving the Company, (ii) that such premature disclosure would be materially adverse to the Company, its business or prospects or any such proposed material transaction or would make the successful consummation by the Company of any such material transaction significantly less likely and
     (iii) that it is therefore essential to suspend the use by the Investors of such Registration Statement, or any registration statement pursuant to which Registrable Shares are registered pursuant to Section 4 hereof (and the prospectus relating thereto) for purposes of effecting offers or sales of Registrable Shares pursuant thereto, then the right of the selling Investors to use the Registration Statement, or any registration statement pursuant to which Registrable Shares are registered pursuant to Section 4 hereof (and the prospectus relating thereto) for purposes of effecting offers or sales of Registrable Shares pursuant thereto shall be suspended for not more than two 15-business day periods in a twelve month period (the "Suspension Period(s)") after delivery by the Company of the certificate referred to above in this Section 11. In no event, however, will any suspension be any longer than is reasonably necessary to avoid the adverse effect. During the Suspension Period, none of the Investors shall offer or sell any Registrable Shares publicly pursuant to or in reliance upon the Registration Statement, or any registration statement pursuant to which Registrable Shares are registered pursuant to Section 4 hereof (or the prospectus relating thereto).

12. Transfer of Registration Rights. None of the rights of any Investor under this Agreement shall be transferred or assigned to any person unless (i) such person is a Qualifying Holder (as defined below), and (ii) such person agrees to become a party to, and bound by, all of the terms and conditions of, this Agreement by duly executing and delivering to the Company an Instrument of Adherence in the form attached as Exhibit B hereto. For purposes of this Section 12, the term "Qualifying Holder" shall mean, with respect to any Investor, (i) any partner thereof, (ii) any corporation, partnership controlling, controlled by, or under common control with, such Investor or any partner thereof, or (iii) any other direct transferee from such Investor of at least 250,000 shares included as Registrable Shares on the date hereof that are held or that may be acquired by such Investor. None of the rights of any Investor under this Agreement shall be transferred or assigned to any person (including, without limitation, a Qualifying Holder) that acquires Registrable Shares in the event that and to the extent that such person is eligible to resell such Registrable Shares pursuant to Rule 144(k) of the Securities Act or may otherwise resell such Registrable Shares pursuant to an exemption from the registration provisions of the Securities Act.

13. Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Investors holding a majority of the Registrable Shares then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in any registration statement filed pursuant to Section 4 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Shares of the Investors that is included.

14. No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Investor to sell any Registrable Shares pursuant to any effective registration statement.

15. Nominees for Beneficial Owners. If Registrable Shares are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its option, be treated as the holder of such Registrable Shares for purposes of any request or other action by any Investor pursuant to this Agreement (or any determination of any number or percentage of shares constituting Registrable Shares held by any Investor contemplated by this Agreement); provided that the Company shall have received assurances reasonably satisfactory to it of such beneficial ownership.

16. Entire Agreement. This Agreement along with the schedules and exhibits attached hereto and incorporated herewith constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes any and all prior negotiations, correspondence, agreements or understandings with respect to the subject matter hereof and supercedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether oral or written.

17. Agreement with Respect to Sales of Common Stock. Each Investor will not, and will cause each of its affiliates and any person acting on its or their behalf not to, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the shares of Common Stock, except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder.

18. Limitation on Private Offerings. Until the date which is 30 days following the earlier of the Effectiveness Deadline and the date of registration of the Registrable Securities pursuant to the terms hereof, the Company will not, without the prior consent of the Majority Holders, which consent shall not be unreasonably withheld, sell any shares of Common Stock to any Person in a private offering exempt from the registration and prospectus delivery requirements of the Securities Act, except (i) any shares of Common Stock sold pursuant to, and in accordance with, Section 2 of the Stock Purchase Agreement, (ii) any shares of Common Stock issuable or issued to employees, consultants, directors of vendors of the Company directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Company; (iii) the issuance of Common Stock pursuant to the conversion or exercise of convertible or exercisable securities authorized by the Board; (iv) the issuance or sale of securities in connection with a public offering of the Company's securities or in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise; or (v) the issuance or sale of stock, warrants or other securities or rights to any Persons with which the Company may, at the time of issuance, have a strategic or other business relationship, provided that such issuance and sale is approved by the Board of Directors and is not primarily for capital raising purposes.

19.  Miscellaneous.


(a) Amendment. No amendment, modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and (a) prior to Closing, not less than two (2) Initial Investors who represent at least fifty percent (50%) of the Purchased Shares or (b) following Closing, the Majority Holders; provided, however, that in each case, no such amendment shall increase the obligations of any Investor without such Investor's written consent.

(b) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York and without regard to any conflicts of laws concepts that would apply the laws of another jurisdiction.

(c) Assignment. The rights and obligations of the parties hereto shall inure to the benefit of, and shall be binding upon the authorized successors and permitted assigns of each party; provided that the terms and conditions of
     Section 12 hereof are satisfied. This Agreement shall also be binding upon and inure to the benefit of any transferee `of any of the Purchased Shares; provided the terms and conditions of Section 12 hereof are satisfied. Notwithstanding anything in this Agreement to the contrary, if at any time any Investor shall cease to own any Registrable Shares, all of such Investor's rights under this Agreement shall immediately terminate; provided, however, that if such Investor ceases to own Registrable Shares because such shares were sold pursuant to an effective registration statement filed pursuant to Section 4 hereof, then such Investor shall continue to be subject to Section 9 hereof, as provided in Section 9(e) hereof. In the event of any assignment by an Investor in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of the Agreement by executing the Instrument of Adherence attached hereto as Exhibit B.

(d) Specific Performance. Each of the parties hereto acknowledges and agrees that damages will not be an adequate remedy for any material breach or violation of this Agreement if such material breach or violation would cause immediate and irreparable harm (an "Irreparable Breach"). Accordingly, in the event of a threatened or ongoing Irreparable Breach, each party hereto shall be entitled to seek, in any state or federal court in the State of New York, equitable relief of a kind appropriate in light of the nature of the ongoing or threatened Irreparable Breach, which relief may include, without limitation, specific performance or injunctive relief; provided, however, that if the party bringing such action is unsuccessful in obtaining the relief sought, the moving party shall pay the non-moving party's costs, including actual attorney's fees, incurred in connection with defending such action. Such remedies shall not be the parties' exclusive remedies, but shall be in addition to all other remedies provided in this Agreement.

(e) Notice. Any notices, reports or other correspondence (hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder shall be sent by courier (overnight or same day) or facsimile or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. The date of giving any notice shall be the date of its actual receipt.

(i)  All correspondence to the Company shall be addressed as follows:

                                    EP MedSystems, Inc.
                                    575 Route 73 North
                                    Building D
                                    West Berlin, New Jersey 08091-9293
                                    Attention:  President and Chief Executive
                                                Officer
                                    Facsimile:  (856) 753-8544

                                    with a copy to:

                                    Kelley Drye & Warren LLP
                                    101 Park Avenue
                                    New York, New York 10178
                                    Attention:  Salvatore J. Vitiello, Esq.
                                    Facsimile:  (212) 808-7897

(ii) All correspondence to any Investor shall be sent to such Investor at the address set forth in Exhibit A.

(iii) Any entity may change the address to which correspondence to it is to be addressed by notification as provided for herein.

(f) Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

(g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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  signature page follows)

         IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date and year first above written.

                       EP MEDSYSTEMS, INC.


                       By:
                               -------------------------------------------------
                               Reinhard Schmidt
                               President and Chief Executive Officer



THE INITIAL INVESTOR'S SIGNATURE TO THE INVESTOR QUESTIONNAIRE DATED EVEN DATE HEREWITH SHALL CONSTITUTE THE INITIAL INVESTOR'S SIGNATURE TO THIS REGISTRATION RIGHTS AGREEMENT.

                                    Exhibit A


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



                                    Exhibit B

                             Instrument of Adherence

         Reference is hereby made to that certain Registration Rights Agreement, dated as of January 31, 2003, among EP MedSystems, Inc., a New Jersey corporation (the "Company"), the Initial Investors and the Investor Permitted Transferees, as amended and in effect from time to time (the "Registration Rights Agreement"). Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Registration Rights Agreement.

         The undersigned, in order to become the owner or holder of ___________ shares of Company common stock, no par value, $0.001 stated value per share (the "Common Stock"), hereby agrees that, from and after the date hereof, the undersigned has become a party to the Registration Rights Agreement in the capacity of an Investor Permitted Transferee, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Registration Rights Agreement that are applicable to Investor Permitted Transferees. This Instrument of Adherence shall take effect and shall become a part of the Registration Rights Agreement immediately upon execution.

         Executed under seal as of the date set forth below under the laws of the State of New York.

                                Signature:
                                     -------------------------------------
                                Name:
                                     -------------------------------------
                                Title:
                                     -------------------------------------

Accepted:


EP MedSystems, Inc.


   By:
         ---------------------------------------
          Name:   -----------------------------
          Title:
                 -------------------------------


   Date:
         -----------------------------------------------------

                                Table of Contents

                                                                            Page



1. Definitions. The following terms shall have the meanings provided therefor below or elsewhere in this Agreement as described below:................................................................1

2.       Effectiveness;
         Termination...........................................................2

3.
         Registration..........................................................2

4.       "Piggyback" Registration
         Rights................................................................4

5.       Obligations of the
         Company...............................................................5

6.       Furnish
         Information...........................................................7

7.       Expenses of
         Registration..........................................................7

8.       Delay of
         Registration..........................................................8
9.
         Indemnification.......................................................8

10.      Reports under the Exchange
         Act................................................................  11

11.      Deferral and
         Lock-up..............................................................11

12.      Transfer of Registration
         Rights...............................................................12

13.      Limitations on Subsequent Registration
         Rights...............................................................12

14.      No Required
         Sale.................................................................12

15.      Nominees for Beneficial
         Owners...............................................................12

16.      Entire
         Agreement............................................................13

17.      Agreement with Respect to Sales of Common
         Stock................................................................13

18.      Limitation on Private
         Offerings............................................................13

19.
         Miscellaneous........................................................13

Exhibit A.....................................................................17

Exhibit B.....................................................................18